EXHIBIT (a)(5)(iv)

EXHIBIT (a)(5)(iv)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Schedule TO Issuer Tender Offer Statement in Registration Statement No. 033-54655 of our reports dated December 10, 1998 and December 10, 1999 appearing in the Annual Reports of Merrill Lynch Municipal Strategy Fund, Inc. for the years ended October 31, 1998 and October 31, 1999, respectively.

/s/ Deloitte & Touche LLP Princeton, New Jersey October 17, 2000